SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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HENNESSY ADVISORS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LETTER FROM OUR PRESIDENT

AND

PROXY STATEMENT

Year Ended September 30, 2011

Hennessy Advisors, Inc.

7250 Redwood Boulevard, Suite 200

Novato, California 94945

800-966-5354

www.hennessyadvisors.com

Dear Hennessy Advisors Shareholder:	December 15, 2011

It has been three years since the beginning of the current financial crisis, and I don’t know about you, but I am ready for the roller coaster ride to come to an end. Volatility, fear and a lack of actionable direction from our leaders in Washington continue to plague the investing landscape. Investors who have been barraged with negative economic news remain scared, so it’s no surprise that confidence is at an all time low. In markets like these there is an expression that investors are “climbing the wall of worry.” We have had so much bad news for so long that I think we are at the top of the wall and investors are now “clinging to the wall of worry,” hanging on for dear life.

With all the news headlines and financial data bombarding the average investor on a daily basis, it is difficult for many to comprehend what is really happening. I want to take a step back from all of the media “noise” and share my thoughts on the financial markets. First, let’s take a look at the recent hyper-volatility. Before August 4th of this year, there were no days that the market closed up or down 300 points. Since August 4th we’ve had eleven days of plus or minus 300 point swings on the Dow Jones, with one being over 600. I truly believe that this volatility is a direct result of the emotions that are currently driving investing decisions. This past August investors pulled more money out of equity mutual funds than they have at any time since the crash in March of 2008. The market has risen more than 50% since the lows in 2008 and sadly many investors have missed out on those returns by letting emotion guide them to poor decisions. I don’t think the media machine will slow down, but I do believe it is time for all of us to filter out all the negative noise, look at the fundamentals and get back to basics, in our lives and in our investments.

If investors could separate what is happening in Washington politics and what is happening in the European Union from what is happening with U.S. companies, they would see that companies in the U.S. are doing very well. The only major stumbling block that we have (and that we’ve had for some time) is a lack of clarity coming from Washington on taxes, healthcare and regulation. That lack of clarity is preventing companies from hiring. Many U.S. companies are sitting on mountains of cash and rather than using that cash to hire, they are deploying capital in other areas:

✓   Initiating dividends

✓   Increasing dividends

✓   Stock buy backs

✓   Internal infrastructure

✓   Acquisitions

The problems with Washington remain, and will likely only get worse as we move into another election period. I am therefore expecting a year with slow to moderate growth. That doesn’t mean there aren’t great stocks to buy — there are. Quality names, particularly those paying strong dividends, continue to perform well. If you look at the 30 companies in the Dow Jones, they are yielding 2.93%, which is higher than a 10-year U.S. Treasury bond.

We know there are obstacles that the economy will continue to struggle through, but we also believe that several of the key fundamentals appear stronger today than they were during the financial crisis three years ago. No matter what metric investors might look at, the numbers would tell you that the U.S. market is currently undervalued. If you look at price-to-book, price-to-sales, price-to-earnings or price-to-cash-flow, the market is far below its historical norm of the past five or ten years. I’m not going back thirty years, just five or ten. It might surprise some, but corporate profits are actually at an all-time high. I believe that at some point in time people are going to figure that out, forget about the volatility and return to investing based on those fundamentals.

Hennessy Advisors, Inc., like many other public companies, is in a very strong cash position looking for growth opportunities. We raised our dividend payments for the 2011 calendar year to $0.10 per share, an 11% increase from the last annual dividend of $0.09 paid in November, 2010. The current dividend yield of 3.30% on Hennessy Advisors stock is actually higher than that paid on the entire Dow Jones Industrial Average and better than the current 30-year U.S. Treasury bond.

We have continued to adhere to our proven model and manage this company for the benefit of our shareholders. We have successfully weathered volatile times and have been able to, as the famous author Rudyard Kipling said, “keep our wits about us.” I am very pleased to report that for the fiscal year ended September 30, 2011, Hennessy Advisors, Inc. reported earnings per share of $0.21, a 31% increase over the prior fiscal year’s earnings of $0.16 per share. While revenue and average assets under management decreased slightly, net income increased 33% for the year, due to a reduction in operating expenses.

Total assets under management decreased 16% from the beginning of the fiscal year to the end (from $892 million on Sept. 30, 2010 to $749 million on Sept. 30, 2011). However, our average daily net assets during the entire year were $884 million versus $903 million for the previous year, a decrease of only 2%. As a category, U.S. equity mutual funds have had net outflows each year since 2008, and the Hennessy Funds have not, unfortunately, been able to avoid that trend. While we did have new purchases into the Hennessy Funds totaling $188 million, we experienced net outflows for the current fiscal year as still nervous investors moved their investments into cash and fixed income. The turmoil that hit the markets late in our fiscal year (August and September) hurt our assets under management both from a market impact as well as a redemption standpoint.

Throughout the year we focused on strategic public relations efforts and in fact, Brian Peery, our Co-Portfolio Manager and I were able to team up and brand our Hennessy Funds in a broad array of media outlets. This year, the Hennessy name has been seen in print, TV or radio on average once every three days. Even in the most difficult market conditions, we have never shied away from speaking frankly with the media and branding our Funds because we know that investing for the long term works and so do the portfolios that we manage.

We continue to aggressively seek acquisitions that will prove beneficial and accretive for our long term shareholders. As some asset managers may not have the strong balance sheet and business model that Hennessy Advisors has and may not be able to weather these continued volatile markets, we are optimistic that there may be strong acquisition opportunities in the coming year.

This has been another tough year, but we simply stuck to our proven business model and looked for opportunities to cut expenses and grow the business, and that shows in our strong financial results. As investors regain their confidence and return to investing based on facts and fundamentals, I believe we will return to solid, long-term market gains. Thank you for your continued confidence and investment in Hennessy Advisors, Inc. If you have any questions or want to speak with us directly, please don’t hesitate to call us at (800) 966-4354.

Best regards,

Neil Hennessy

President, Chairman and CEO

HENNESSY ADVISORS, INC.

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 19, 2012

TO THE HOLDERS OF OUR COMMON STOCK:

The annual meeting of shareholders of Hennessy Advisors, Inc. will be held on Thursday, January 19, 2012, at 6:30 pm, PST, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

The meeting will be held for the following purposes:

1.	To elect the following nine nominees as directors: Neil J. Hennessy, Teresa M. Nilsen, Daniel B. Steadman, Charles W. Bennett, Henry Hansel, Brian A. Hennessy, Daniel G. Libarle, Rodger Offenbach and Thomas L. Seavey.

2.	To ratify the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors, Inc. for the fiscal year 2012.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our board of directors recommends a vote “FOR” Items 1 and 2. Only shareholders of record at the close of business on November 29, 2011 will be entitled to vote at the annual meeting.

We hope you will be able to attend the meeting, but in any event we would appreciate if you date, sign and return the enclosed proxy as promptly as possible. If you are able to attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

/s/ Teresa M. Nilsen
Teresa M. Nilsen, Secretary

Dated: December 15, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on January 19, 2012. The notice, proxy statement, annual report and form of proxy are available at www.hennessyadvisors.com/proxy.htm.

Page
VOTING SECURITIES	1

ELECTION OF DIRECTORS	3

Section 16(a) Beneficial Ownership Reporting Compliance	6

Board of Directors and Standing Committees	6

Leadership Structure	8

Board Role in Risk Oversight	8

Policies and Procedures for Submitting Recommendations for Potential Director Nominees and for Director Nominations by Shareholders for the 2013 Annual Meeting	8

Certain Transactions	10

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10

AUDIT COMMITTEE REPORT	11

EXECUTIVE OFFICERS	12

EXECUTIVE COMPENSATION	13

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18

OTHER MATTERS	19

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS	19

ANNUAL REPORT	20

EXPENSES OF SOLICITATION	20

-i-

HENNESSY ADVISORS, INC.

7250 Redwood Boulevard, Suite 200

Novato, California 94945

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD JANUARY 19, 2012

This proxy statement and the enclosed form of proxy are first being sent to shareholders of Hennessy Advisors, Inc. on or about December 15, 2011 in connection with the solicitation by our board of directors of proxies to be used at our 2012 annual meeting of shareholders. The meeting will be held on Thursday, January 19, 2012, at 6:30 pm, PST, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

The board of directors has designated Neil J. Hennessy and Teresa M. Nilsen, and each or either of them, as proxy agents to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by: (1) giving written notice to our corporate secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

VOTING SECURITIES

The record of shareholders entitled to vote was taken at the close of business on November 29, 2011. As of November 29, 2011, we had outstanding and entitled to vote 5,750,046 shares of common stock. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

If you are a record holder (namely, you own your common stock in certificate form), you can vote by marking your vote on the attached proxy card we have enclosed, signing and dating it, and mailing it in the postage-paid envelope we have provided. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct them to vote your shares. Your broker, nominee, fiduciary or other custodian may permit you to vote by the Internet or by telephone. Whether you plan to attend the annual meeting or not, we urge you to vote your shares now.

Brokers holding shares of common stock for beneficial owners in “street name” must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. However, brokers have discretionary authority to vote on “routine” matters, like the vote to ratify the independent registered public accounting firm, which means that in the brokers’ discretion they can vote on such matters if the beneficial owner does not provide specific instructions. In the case of “non-routine” matters, like the election of directors, brokers many not vote on such matters unless they receive specific instructions from the beneficial owners. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Broker non-votes are not counted as votes cast in the election of directors or the ratification of the independent registered public accounting firm, and will have no effect on the election of directors (except to the extent that they affect the total votes received by a candidate). Broker non-votes will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business.

Shares of common stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal. So, abstentions are not counted as votes cast in the election of directors or the ratification of the independent registered public accounting firm, and will have no effect on the election of directors (except to the extent that they affect the total votes received by a candidate) or the ratification of the independent registered public accounting firm.

The following table shows information relating to the beneficial ownership as of November 29, 2011 of: (1) each person known to us to be the beneficial owner of more than 5% of our voting stock, (2) each director, (3) each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

Amount and Nature of Shares Beneficially Owned

Name	Number of Shares Owned(2)	Percent of Class
Neil J. Hennessy(1)(3)	1,926,543	33.1%
Teresa M. Nilsen(1)(4)	117,629	2.0%
Daniel B. Steadman(1)(5)	60,860	1.1%
Charles W. Bennett(1)(6)	15,875	0.3%
Henry Hansel(1)	174,013	3.0%
Brian A. Hennessy(1)(7)	274,624	4.7%
Daniel G. Libarle(1)(8)	111,688	1.9%
Rodger Offenbach(1)(9)	137,195	2.4%
Thomas L. Seavey(1)	79,563	1.4%
All directors and executive officers (9 individuals)	2,897,990	45.7%

(1)	The address of each director and executive officer is 7250 Redwood Boulevard, Suite 200, Novato, California 94945.
(2)	Includes shares subject to presently exercisable options and restricted stock units (RSU) that will vest on December 6, 2012 as follows:

Name	Number of Options	Number of RSUs
Neil J. Hennessy	75,938	375
Teresa M. Nilsen	53,438	1,875

Daniel B. Steadman	36,375	1,125
Charles W. Bennett	0	313
Henry Hansel	92,813	313
Brian A. Hennessy	92,813	313
Daniel G. Libarle	87,188	313
Rodger Offenbach	92,813	313
Thomas L. Seavey	55,063	313

(3)

Includes 1,826,480 shares held jointly with his spouse and over which Mr. Hennessy has shared voting and dispositive power and 3,500 shares held by Mr. Hennessy as custodian for his child, over which Mr. Hennessy has shared voting and dispositive power. 1,550,000 of these shares are pledged as security with respect to a margin account.

(4)

Includes 60,630 shares held jointly with her spouse and over which Ms. Nilsen has shared voting and dispositive power and 674 shares held by her spouse as custodian for their minor children, over which Ms. Nilsen has shared voting and dispositive power.

(5)	Includes 13,922 shares held jointly with his spouse and over which Mr. Steadman has shared voting and dispositive power.
(6)	Mr. Bennett shares voting and dispositive power over the shares shown, which are held through a trust of which Mr. Bennett is a trustee.
(7)

Includes 162,937 shares held jointly with his spouse and over which Mr. Hennessy has shared voting and dispositive power and 1,687 shares held as custodian for his child over which Mr. Hennessy has shared voting and dispositive power.

(8)	Includes 24,187 shares held jointly with his spouse and over which Mr. Libarle has shared voting and dispositive power.
(9)	Includes 33,437 shares held jointly with his spouse and over which Mr. Offenbach has shared voting and dispositive power.

ELECTION OF DIRECTORS

At the meeting, nine directors will be elected to serve for a one-year term, until their successors are elected and qualified. The board of directors has nominated each of our nine current directors to stand for reelection. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting.

Cumulative voting does not apply unless a shareholder entitled to vote at the meeting gives notice at the meeting before the voting begins of the shareholder’s intent to exercise cumulative voting. If cumulative voting applies, each shareholder has the right to distribute among one or more nominees the number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote at the meeting. The accompanying form of proxy solicited by the board of directors confers discretionary authority on the proxy agents to cumulate votes. The proxy agents, Neil J. Hennessy and Teresa M. Nilsen, do not, at this time, intend to exercise cumulative voting for the shares covered by the proxies solicited by this proxy statement unless a shareholder entitled to vote at the meeting gives the required notice in proper form at the annual meeting. In that case, the proxy agents intend to cumulatively vote all of the shares covered by the proxies solicited by this proxy statement in favor of the number of nominees named in this proxy statement as they may, in their discretion, determine is required to elect the maximum number of nominees named in this proxy statement.

The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board’s nominees. Each nominee is presently available for election, and has consented to being named in this proxy and to serve, if elected. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

Our board of directors recommends a vote “FOR” the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

Information concerning all incumbent directors and nominees, based on data furnished by them, is set forth below. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other companies, some of which are publicly-held, of which he or she currently serves as a director or has served as a director during the past five years.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our board.

Neil J. Hennessy (age 55) has served as chairman of the board, president and chief executive officer of Hennessy Advisors since 1989 and as director and portfolio manager of our mutual funds since 1996. Mr. Hennessy started his financial career over 30 years ago as a broker at Paine Webber. He subsequently moved to Hambrecht & Quist and later returned to Paine Webber. From 1987 to 1990, Mr. Hennessy served as a nominated member of the National Association of Securities Dealers, Inc.’s District 1 Business Conduct Committee. From January 1993 to January 1995, Mr. Hennessy served his elected term as chairman of the District 1 Business Conduct Committee. Mr. Hennessy earned a bachelor of business administration from the University of San Diego. Mr. Hennessy has amassed considerable business acumen in his career. Since founding the firm in 1989, he has successfully navigated the company through many economic cycles. His significant experience in managing the company enables him to provide the board with invaluable knowledge and guidance. Mr. Hennessy is the brother of Dr. Brian A. Hennessy.

Teresa M. Nilsen (age 45) has served as a director, executive vice president, chief financial officer and secretary of Hennessy Advisors since 1989, and received an additional officer designation as the chief operating officer in October 2010. Ms. Nilsen is also the executive vice president and treasurer of our mutual funds. Ms. Nilsen has worked in the securities industry for over 22 years, and earned a bachelor of arts in economics from the University of California, Davis. Ms. Nilsen’s qualifications to serve on our board include her significant financial management, operational and leadership experience gained during her twenty-two year career in the securities industry.

Daniel B. Steadman (age 55) has served as a director and executive vice president of Hennessy Advisors since 2000, as the Chief Compliance Officer of Hennessy Advisors since 2010, and is currently the executive vice president and secretary of our mutual funds. Mr. Steadman has been in the banking and financial services industry for over 35 years, serving as vice president of WestAmerica Bank from 1995 through 2000, vice president of Novato National Bank from its organization in 1984 through 1995, assistant vice president and branch manager of Bank of Marin from 1980 through 1984 and banking services officer of Wells Fargo Bank from 1974 through 1980. Mr. Steadman’s substantial experience in the financial services industry, as well as his significant experience in managing the strategic development of the company, enables him to provide the board with valuable insights and advice.

Charles W. Bennett (age 69) was elected as a director of Hennessy Advisors in August 2005. Mr. Bennett founded Consolidated Title Services in 1981 and, until his retirement in May 2007, served as its chief executive officer and as chief executive officer of its subsidiary, California Land Title of Marin. In 2004, Consolidated Title Services became a subsidiary of Stewart Information Services Corporation, a company listed on the New York Stock Exchange. Mr. Bennett’s extensive experience as an executive of a public company and businessman has honed his understanding of financial statements and the varied issues that confront businesses. This combined with his diligent and thoughtful service as a director over the years has provided him with a solid understanding of the company and the industry in which it operates, making him a valuable member of the board.

Henry Hansel (age 63) has served as a director of Hennessy Advisors since 2001. He has been president of The Hansel Dealer Group since 1982, which includes seven automobile dealerships. Mr. Hansel has served as a director of the Bank of Petaluma since its organization in 1987 until 2002. Mr. Hansel earned a bachelor of science degree in economics from the University of Santa Clara. Mr. Hansel’s experience with running a large and economically cyclical business provides him with excellent financial statement and operational knowledge. His corporate business experience, combined with his attentive and thorough service as a director over the years, allows him to provide the board with valuable recommendations and ideas.

Brian A. Hennessy (age 58) has served as a director of Hennessy Advisors since 1989 and served as a director of our mutual funds from 1996 to 2001. Dr. Hennessy has been a self-employed dentist for more than 20 years, and is now retired. Dr. Hennessy is the brother of our chairman of the board, Neil J. Hennessy. Dr. Hennessy earned a bachelor of science in biology from the University of San Francisco and a D.D.S. from the University of the Pacific. Mr. Hennessy’s qualifications to serve on our board include his considerable experience as a business owner. His years running his own practice have allowed him to navigate many business-related issues, making him a valuable source of knowledge. This combined with his prior service as a director of the mutual funds advised by the company, has provided him with a solid understanding of the company and the industry in which it operates.

Daniel G. Libarle (age 70) has served as a director of Hennessy Advisors since 2001. Mr. Libarle is the owner and president of Lace House Linen, Inc. and served as a director and chairman of the board of directors for Bank of Petaluma from its organization in 1987 until 2002 and served as a director of Greater Bay Bancorp and was a member of Greater Bay Bancorp’s audit committee until its sale to Wells Fargo, a company listed on the New York Stock Exchange, in October 2007. In January 2008, Mr. Libarle became a director of the Exchange Bank, where he serves on the bank’s audit and loan committees. Mr. Libarle earned a bachelor of arts in economics from the University of Oregon and San Jose State University. Mr. Libarle is an effective and knowledgeable member of our board of directors and brings with him years of essential business experience. Mr. Libarle employs his decades of experience on various boards and audit committees in the financial services industry to lead and guide our audit committee. He has extensive knowledge in reading and analyzing financial statements, and his role as a business owner also provides him with the operational knowledge to anticipate and mediate business-related issues.

Rodger Offenbach (age 60) has served as a director of Hennessy Advisors since 2001 and served as a director of our mutual funds from 1996 to 2001. Mr. Offenbach has been the owner of Ray’s Catering and Marin-Sonoma Picnics since 1973, and has been retired since 2008. Mr. Offenbach earned a bachelor of science in business administration from California State University, Sonoma. Mr. Offenbach’s long experience as an employer and businessman has honed his understanding of financial statements and the complex issues that confront businesses. This combined with his diligent and thoughtful service as a director over the years, along with his prior service as a director of the mutual funds advised by the company, has provided him with a solid understanding of the company and the industry in which it operates, enabling him to provide the board with valuable input and oversight.

Thomas L. Seavey (age 65) has served as a director of Hennessy Advisors since 2001. For the majority of Mr. Seavey’s business career, he has been involved in the sales and marketing of athletic and leisure products, as well as marketing professional athletes. From 1981 to 1993, Mr. Seavey worked for Nike as the vice president of sales in the Midwest, as well as California, and spent three years at International Management Group as the vice president of products. In 1980, he formed Seavey Corp., now Continental Sports Group, which sells sport and leisure products. Mr. Seavey left Nike in 1993 and formally took over the management of Continental Sports Group, which he is still managing today. Mr. Seavey earned a bachelor of arts in English and history from Western Michigan University. Mr. Seavey’s experience working for a large corporation, where he led worldwide marketing campaigns, provided him vast knowledge of the business world. His experience has sharpened his financial and operational knowledge, and he brings these assets to our board of directors in a relatable, effective way. This combined with his diligent, focused service as a director over the years has provided him with an excellent understanding of the company and the industry in which it operates, making him a valuable resource to our board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors or 10% shareholders to file reports of initial ownership of our common stock (on Form 3) and changes in such ownership (on Form 4) no later than the second business day after the date on which the transaction occurred, unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company’s fiscal year. Based upon a review of Form 4s filed with the Securities and Exchange Commission and information provided to us by our directors and officers during the fiscal year ended September  30, 2011, all required reports were filed on a timely basis.

Board of Directors and Standing Committees

The board held five regular meetings (and no special meetings) during the fiscal year ended September 30, 2011. All directors attended at least 75% of all meetings of the board and board committees on which they served during fiscal year 2011. All members of the board except Neil J. Hennessy, Teresa M. Nilsen, Daniel B. Steadman and Brian A. Hennessy are considered independent under NASDAQ rules.

The board of directors has established three standing committees: an audit committee, a compensation committee and a nominating committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders’ meeting.

Audit Committee. The audit committee presently is composed of Daniel G. Libarle (Chairman), Charles W. Bennett, Henry Hansel and Thomas L. Seavey, all of whom are considered independent under NASDAQ rules. The audit committee met four times during fiscal year 2011. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter. The audit committee’s charter is available on our website at www.hennessyadvisors.com. The responsibilities and functions of the audit committee include reviewing our internal controls and the integrity of our financial reporting, approving the employment and compensation of and overseeing our independent auditors, and reviewing the annual audit with the auditors.

Our board of directors has determined that Daniel G. Libarle, who has served as chairman of our audit committee since 2001, is an audit committee financial expert, as defined in the rules and regulations of the Securities and Exchange Commission (SEC), and is independent as defined by the rules adopted by the SEC and NASDAQ. Our board based its determination on the fact that Mr. Libarle has extensive experience evaluating financial statements prepared in accordance with generally accepted accounting principles and has also acquired an understanding of internal controls, procedures for financial reporting and audit committee functions as the founding chairman of the board of Bank of Petaluma from 1985 to 2002, as a member of the audit committee of the board of directors of Greater Bay Bancorp from 1999 to 2007, and as a director of the Exchange Bank, where he continues to serve on the bank’s audit and loan committees.

Compensation Committee. The compensation committee presently is composed of Charles W. Bennett (Chairman), Rodger Offenbach, Daniel G. Libarle and Thomas L. Seavey, all of whom are considered independent under NASDAQ rules. The compensation committee met once during fiscal 2011 to review annual performance. This committee has the responsibility of approving the compensation arrangements for our management, including annual bonus and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which our officers and directors are eligible to participate, as well as makes grants of employee stock options and other stock awards under our incentive plan. Our executive officers do not play a role in determining their own compensation. However, the CEO recommends to the compensation committee the salary, bonus and equity compensation of our executive officers based on salary surveys, experience and performance of the executives. The compensation committee does not have any arrangements with compensation consultants. As a small company, we rely on industry compensation studies and relevant experience to determine executive compensation. Our compensation committee does not have a charter.

Nominating Committee. The nominating committee is composed of all directors who qualify as independent under NASDAQ rules, which directors are presently Charles W. Bennett, Henry Hansel, Daniel G. Libarle, Rodger Offenbach, and Thomas L. Seavey. The nominating committee met once during fiscal 2011. The principal responsibilities of and functions to be performed by the nominating committee, which includes making recommendations for director nominees to the full board of directors for the next annual meeting of shareholders, are established in the nominating committee charter. The nominating committee’s charter is available on our website at www.hennessyadvisors.com.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the nominating committee will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting Hennessy, time available for meetings and consultation regarding Hennessy matters and other particular skills and experience possessed by the individual. In considering the diversity of a candidate, the committee considers a variety of factors including but not limited to age, gender and ethnicity. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions, although we may in the future retain a third party search firm, if the nominating committee deems it appropriate.

Leadership Structure

Our board currently believes it is in the best interests of the company to combine the positions of Chairman and CEO because this provides the company with unified leadership and direction. In addition, our current Chairman and CEO has an in-depth knowledge of our business that enables him to effectively set appropriate board agendas and ensure appropriate processes and relationships are established with both management and the board of directors, as our board works together to oversee our management and affairs. The board has determined that its leadership structure is appropriate for the company.

Board Role in Risk Oversight

The board, together with the audit committee, has oversight for our risk management framework, both investment risk and operational risk, and is responsible for helping to ensure that our risks are managed in a sound manner. In this regard, the directors oversee an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full board in setting our business strategy is a key part of the directors’ assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the company. The board has determined that its risk oversight is appropriate for the company.

Policies and Procedures for Submitting Recommendations for Potential Director Nominees and for Director Nominations by Shareholders for the 2013 Annual Meeting

Shareholder Recommendations to Nominating Committee for Potential Director Nominees

The nominating committee will consider recommendations for potential director nominees from many sources, including members of the board, advisors, and shareholders. The names of such suggested nominees, together with appropriate biographical information, should be submitted for nominating committee consideration to our principal executive offices no later than August 17, 2012. Any candidates duly submitted by a shareholder or shareholder group will be reviewed and considered in the same manner as all other candidates as a potential nominee for the slate nominated by our board of directors.

In order to be a valid submission for recommendation to the nominating committee for a potential nominee, the form of the recommendation must set forth:

•	the name and address, as they appear on our records, of the shareholder recommending the persons, and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the number of shares of our common stock that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the recommendation is made;

•	any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the recommendation is made may respectively have with the nominee;

•

any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 relating to nominations for election or re-election as a director; including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if nominated and elected; and

•

with respect to (i) shareholders that have owned more than 5% of our common stock for at least one year as of the date the recommendation is made or (ii) a group of shareholders that, in the aggregate, have owned more than 5% of our common stock for at least one year as of the date the recommendation is made:

•	a written statement that the shareholder or group of shareholders have owned more than 5% of our common stock for more that one year; and

•	a written consent of the shareholder or group of shareholders to be named in our proxy statement.

The completed form of recommendation must be sent to the nominating committee at our principal executive offices: 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Recommendation for Director.”

Director Nominations by Shareholders for 2013 Annual Meeting

A shareholder wishing to nominate their own candidate for election to our board at our 2013 annual meeting must submit a written notice, in the form specified below, of his or her nomination of a candidate to our corporate secretary at our principal executive offices. The submission must be received at our principal executive offices no later than August 17, 2012. To be timely in the case of a special meeting called for the election of directors or in the event that the date of the applicable annual meeting is changed by more than 30 days from the date of our last annual meeting, a shareholder’s notice must be received at our principal executive offices no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. In accordance with Article II, Section 16 of our amended and restated bylaws, shareholder nominations which do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our board of directors and will not be included in the Company’s proxy materials.

In order to be valid, a submission for a shareholder director nomination must set forth:

•	the name and address, as they appear on our records, of the shareholder nominating the persons, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the class and number of shares of our capital stock that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the nomination is made;

•	any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have with the nominee; and

•

any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 relating to nominations for election or re-election as a director; including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if nominated and elected.

The completed form of notice must be sent to our corporate secretary at our principal executive offices: 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Nomination for Director.”

Certain Transactions

During the fiscal years ended September 30, 2011 and 2010, there have been no transactions of more than $120,000 between Hennessy Advisors, Inc. and any shareholder, director or executive officer.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Marcum LLP to audit the financial statements of Hennessy Advisors, Inc. for the year ending September 30, 2012, and requests that the shareholders ratify such selection. If shareholders do not ratify the selection of Marcum LLP, the audit committee will reconsider the selection.

On October 1, 2010, our independent registered public accounting firm, Stonefield Josephson, Inc. (“Stonefield”), combined its practice with Marcum LLP (the “Merger”). Accordingly, effective October 1, 2010, Stonefield effectively resigned as our independent registered public accounting firm and Marcum LLP became our independent registered public accounting firm for the year ended September 30, 2010. This change in our independent registered public accounting firm was approved by the audit committee.

The reports of Stonefield on our financial statements as of and for the year ended September 30, 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended September 30, 2009 and through October 1, 2010, the effective date of the Merger, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Stonefield’s satisfaction, would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the year ended September 30, 2009 and through October 1, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the year ended September 30, 2009 and through October 1, 2010, the effective date of the Merger, we did not consult with Marcum LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

We provided Stonefield with a copy of the foregoing disclosure and requested Stonefield to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated October 28, 2010, furnished by Stonefield, was filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed on October 28, 2010.

Audit services provided by Marcum LLP in fiscal year 2011 included the audit of the financial statements of Hennessy Advisors, Inc., reviews of interim financial statements, and consultations on matters related to accounting and financial reporting.

Marcum LLP also provided certain audit related and non-audit services to Hennessy Advisors, Inc. during fiscal year 2011, which were reviewed by the audit committee and are more fully described later in this proxy statement.

Representatives of Marcum LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Assuming a quorum is present at the annual meeting, to ratify the audit committee’s selection of Marcum LLP as the independent registered public accounting firm for fiscal year 2012, the number of votes cast in favor of ratification must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” ratification, and will be disregarded in the calculation of “votes cast.”

The board of directors recommends a vote “FOR” the ratification of the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors, Inc. for 2012. Proxies solicited by the board of directors will be voted “FOR” ratification of the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors, Inc. for 2012 unless the shareholder has specified otherwise.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and financial reporting process. Our independent accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States of America and issuing their report. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the financial statements for the fiscal year ended September 30, 2011. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee also received written disclosures from the independent accountants mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discussed with the independent accountants that firm’s independence.

Based upon the audit committee’s discussions with management and the independent accountants, and the audit committee’s review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include Hennessy’s audited financial statements in its annual report on Form 10-K for the fiscal year ended September 30, 2011 filed with the Securities and Exchange Commission.

Daniel G. Libarle, Chairman
Charles W. Bennett
Henry Hansel
Thomas L. Seavey

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or the Securities Exchange Act 1934.

EXECUTIVE OFFICERS

Our executive officers are listed below. Biographical information for each of our executive officers may be found under the heading “Election of Directors.”

Neil J. Hennessy	President, Chief Executive Officer and Chairman of the Board of Directors
Teresa M. Nilsen	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Secretary
Daniel B. Steadman	Executive Vice President and Chief Compliance Officer

EXECUTIVE COMPENSATION

Compensation Overview:

Base Salary. Salaries are used to provide a fixed amount of compensation for an executive’s regular work. According to publicly available compensation data, our executives’ cash compensation is below average when compared to other companies in the financial services industry. With the exception of our CEO, whose salary is set in his employment contract, all of our executives’ salaries are reviewed annually and are adjusted from time to time.

We entered into an employment agreement with Neil J. Hennessy, our Chief Executive Officer, relating to his service as our chairman of the board of directors and chief executive officer and as chief investment officer and portfolio manager for our mutual funds, effective at the completion of our initial public offering in February 2002. In 2006, we renewed the agreement for a five-year term which ended in 2011, with automatic one-year renewal terms thereafter. Since 2002, Mr. Hennessy has received an annual salary of $180,000 and any other benefits that other employees receive. In addition to his base compensation, Mr. Hennessy receives an incentive-based bonus in the amount of 10% of our pre-tax profits, as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America, except as specified in the employment agreement. Pursuant to the employment agreement, pre-tax profit is computed without regard to bonuses payable for the fiscal year, and without regard to depreciation expense, amortization expense, compensation expense related to restricted stock units (or other stock-based compensation expense) and asset impairment charges.

Bonuses. Bonuses, for executives other than our CEO, are paid out of a general pool. The bonus pool in total is set as a percentage of pre-tax profits and fluctuates based on our overall performance. The executive management team determines the percentage amount that the bonus pool accrues each year and reviews that percentage amount quarterly based on current performance of the company. Each executive’s portion of the bonus pool is based 40% on individual and 60% on company-wide performance discussed in their compensation review. Each year the executive management team sets company-wide goals that are presented to the company. Individual performance objectives are based on customer focus, teamwork, work product and quality, and attitude. This year, company-wide objectives are based on organic asset inflows, updating the compliance program, and maintaining profitability. Because the bonus accrual is based on a percentage of pre-tax profits, the bonus is automatically aligned with our performance.

Equity Awards. We determined that restricted stock units are the most effective compensation tool for a company of our size, because restricted stock units can provide the same value to executives as stock options, but with less dilution to earnings per share. Since they vest over a four-year period, the equity awards are granted as a strategy for executive retention. The amount of the equity pool in total is set subjectively based on our budget limitations for future years. The quantities are adjusted based on the fair value of the equity at the date of grant, which determines the total cost to us. The equity awards are granted annually, if at all, after executives are reviewed.

The following table summarizes the compensation of our chief executive officer, our chief financial officer/chief operating officer and our executive vice president for the fiscal years ended September 30, 2011 and 2010. We refer to these individuals as our “executive officers.”

Summary Compensation Table for Fiscal Years 2011 and 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation (3)	Total
Neil J. Hennessy	2011	$180,000	$—	$—	$—	$301,280	(1)(2)	$20,794	$502,074
President and CEO	2010	$180,000	$—	$—	$—	$291,812		$13,468	$485,280

Teresa M. Nilsen
Executive Vice President,	2011	$212,500	$—	$—	$—	$140,000		$8,213	$360,713
CFO, COO and Secretary	2010	$175,000	$—	$—	$—	$177,000		$4,375	$356,375

Daniel B. Steadman
Executive Vice President and	2011	$161,250	$—	$—	$—	$75,000		$6,205	$242,455
Chief Compliance Officer	2010	$135,000	$—	$—	$—	$85,000		$3,375	$223,375

(1)	Mr. Hennessy receives an incentive-based management fee in the amount of 10% of our pre-tax profits before any bonuses, depreciation expense, amortization expense, compensation expense related to restricted stock units (or other stock-based compensation expense) and asset impairment charges for the fiscal year, as computed for financial reporting purposes in accordance with accounting principles accepted in the United States. For a discussion of the terms of Mr. Hennessy’s employment agreement, refer to page 14.
(2)	Mr. Hennessy’s bonus is 10% of the pre-tax profit. The pre-tax profits for fiscal year 2011 are calculated as income before tax of $2,082,000, plus bonuses of $659,000 bonus (Mr. Hennessy’s bonus accrual and the staff bonus accrual), plus payroll tax accruals of $14,000, plus depreciation expense of $96,000, plus amortization expense of $6,000, plus compensation expense related to restricted stock units of $170,000 for a total pre-tax profit of $3,027,000.
(3)	All other compensation includes premiums on life insurance ($8,397 and $5,827, respectively) and disability insurance ($3,140 for both years) for Neil J. Hennessy for fiscal years 2011 and 2010. Other compensation also includes matching contributions to the executive’s 401(k) plan as follows: Neil J. Hennessy ($6,570 and $4,500, respectively); Teresa M. Nilsen ($8,213 and $4,375, respectively); and Daniel B. Steadman ($6,205 and $3,375, respectively) for fiscal years 2011 and 2010.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table sets forth the outstanding equity awards held by our executive officers at September 30, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Neil J. Hennessy President and CEO	25,313	0	$2.97	2/28/2012
	25,313	0	$3.55	8/6/2013
	25,313	0	$7.11	11/11/2014	5,375	(3)	$16,125

Teresa M. Nilsen Executive Vice President, CFO, COO and Secretary	25,313	0	$2.97	2/28/2012
	25,313	0	$3.55	8/6/2013
	2,813	0	$7.11	11/11/2014	6,625	(4)	$19,875

Daniel B. Steadman Executive Vice President and Chief Compliance Officer
	25,313	0	$2.97	2/28/2012
	11,063	0	$3.55	8/6/2013	3,625	(5)	$10,875

(1)	All options granted are vested 100% on the date of grant.
(2)	Stock awards are units of restricted stock with a zero exercise price. The units vest at a rate of 25% per year over four years. Restricted stock units do not earn dividends or dividends equivalents. The market value of restricted stock units that have not vested are calculated as the number of unvested units times the fair market value of $3.00 per share at 9/30/11. The actual value realized by the executive will depend on the market value of our common stock on the date that the awards vest.
(3)	The non-vested awards have the following vesting dates: 2,500 on 11/1/11; 2,500 on 11/1/12; and 375 on 12/6/11.
(4)	The non-vested awards have the following vesting dates: 2,375 on 11/1/11; 2,375 on 11/1/12; and 1,875 on 12/6/11.
(5)	The non-vested awards have the following vesting dates: 1,250 on 11/1/11; 1,250 on 11/1/12; and 1,125 on 12/6/11.

Potential Payments Upon Termination or Change-In-Control

Neil J. Hennessy

The employment agreement with Neil J. Hennessy states that termination by us without cause (which is defined as felony convictions, willful or gross misconduct, or a material breach of the employment agreement; but not death or disability) or termination by Mr. Hennessy for good reason (which is defined as a material change in position or alteration of duties) entitles Mr. Hennessy to the greater of (i) full base salary and 75% of the average annual bonus paid to Mr. Hennessy during the term of his employment for the remaining term in the contract, or (ii) one year’s full base salary and an allocable bonus (as measured above). In the event Mr. Hennessy is terminated for cause or voluntarily terminates his employment, no severance will be payable. If a change of control occurs (defined as a sale, transfer or other disposition of all or substantially all of our assets or business, whether by merger, consolidation or otherwise), we may assign the employment agreement and its rights, provided that the assignee assumes all of our obligations.

Teresa M. Nilsen and Daniel B. Steadman

Agreements with Teresa M. Nilsen, Executive Vice President, Chief Financial Officer and Chief Operating Officer, and Daniel B. Steadman, Executive Vice President and Chief Compliance Officer, define a change of control as the occurrence of one or more of the following events:

1.	an acquisition, in any one transaction or series of transactions, after which any individual, entity or group has beneficial ownership of 50% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities, but excluding an acquisition (A) by us or any of our employee benefit plans (or related trusts), (B) by Neil J. Hennessy or any affiliate, or (C) by any corporation which, following the acquisition, is beneficially owned, directly or indirectly, in substantially the same proportions, by the beneficial owners of the common stock and voting securities of the Company immediately prior to such acquisition; or

2.	50% or more of the members of our board of directors (A) are not continuing directors, or (B) are nominated or elected by the same beneficial owner or are elected or appointed in connection with an acquisition of the Company; or

3.	the (A) consummation of a reorganization, merger, share exchange, consolidation or similar transaction, with respect to which the beneficial owners of the Company immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the then outstanding shares of common stock and voting securities of the corporation resulting from the transaction, (B) consummation of the sale or other disposition of all or substantially all of the assets of the Company or (C) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Upon a change of control, as described above, we will pay Teresa M. Nilsen and Daniel B. Steadman, within 15 days of the change of control, a one-time cash bonus equal to the lesser of, the following:

For Ms. Nilsen:

(a) $750,000; or

(b) the sum of 150% of the total base salary (before deductions) paid to Ms. Nilsen for the most recent fiscal year ended prior to the change of control, 150% of the prior year’s bonus, and the pro rata portion of the prior year’s bonus, provided it has been accrued by us in the fiscal year during which the change of control occurs.

For Mr. Steadman:

(a) $500,000; or

(b) the sum of 100% of the total base salary (before deductions) paid to Mr. Steadman for the most recent fiscal year ended prior to the change of control, 100% of the prior year’s bonus, and the pro rata portion of the prior year’s bonus, provided it has been accrued by us in the fiscal year during which the change of control occurs.

For both Ms. Nilsen and Mr. Steadman, if the bonus payable upon a change of control will be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the bonus payable will be reduced to one dollar less than an “excess parachute payment.”

Upon a change of control, both Ms. Nilsen and Mr. Steadman’s restricted stock units granted prior to the change of control would vest 100%.

Director Compensation for Fiscal Year 2011

The following table sets forth compensation received by each of our directors, other than our executive officers, in fiscal 2011. Our directors receive $4,000 per board meeting and $750 per committee meetings (committee chairs receive $1,250).

Director Compensation for Fiscal Year 2011 (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Charles W. Bennett (2)	$22,750	$—	$22,750
Henry Hansel (3)	$22,000	$—	$22,000
Brian A. Hennessy (4)	$19,000	$—	$19,000
Daniel G. Libarle (5)	$24,750	$—	$24,750
Rodger Offenbach (6)	$20,250	$—	$20,250
Thomas L. Seavey (7)	$22,750	$—	$22,750

(1)	Executive officers who are directors (Neil J. Hennessy, Teresa M. Nilsen, and Daniel B. Steadman) do not receive additional compensation for directors services and are therefore excluded from this table.
(2)	Mr. Bennett had no unexercised options and 1,563 restricted units as of September 30, 2011.
(3)	Mr. Hansel had 92,813 unexercised options and 1,563 restricted units as of September 30, 2011.
(4)	Mr. Hennessy had 92,813 unexercised options and 1,563 restricted units as of September 30, 2011.
(5)	Mr. Libarle had 87,188 unexercised options and 1,563 restricted units as of September 30, 2011.
(6)	Mr. Offenbach had 92,813 unexercised options and 1,563 restricted units as of September 30, 2011.
(7)	Mr. Seavey had 55,063 unexercised options and 1,563 restricted units as of September 30, 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected Marcum LLP to serve as our independent registered public accounting firm for the current fiscal year ending September 30, 2011. Representatives of Marcum LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The following table provides information relating to the fees billed to Hennessy Advisors, Inc., for the fiscal years ended September 30, 2011 and 2010.

	Audit Fees	Audit- Related Fees (1)	Tax Fees (2)	Other Fees	Total Fees
Fiscal Year 2011
—Marcum	$79,400	$73,220	$14,065	$—	$166,685
Fiscal Year 2010
—Marcum	$76,960	$70,575	$19,223	$—	$166,758

(1)	Audit related fees are for SEC compliance reviews of Form 10-Q and Form 8-K and assistance with responses to an SEC Comment Letter.
(2)	Tax fees are for preparation of federal and state income tax returns and assistance with state audit.

All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

OTHER MATTERS

The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on the matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH

THE BOARD OF DIRECTORS

Regulations of the SEC require proxy statements to disclose the date by which shareholder proposals must be received by us in order to be included in our proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in our proxy statement and form of proxy relating to the 2013 annual meeting, a written copy of their proposal must be received at our principal executive offices no later than August 17, 2012. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials. To ensure prompt receipt by Hennessy, proposals should be sent certified mail, return receipt requested.

Shareholders wishing to submit names of potential candidates for consideration by our nominating committee for the board of directors’ slate of nominees for director should follow the procedures discussed under “Policies and Procedures for Submitting Recommendations for Potential Director Nominees and for Director Nominations by Shareholders for the 2013 Annual Meeting.” Shareholders wishing to present their own nominations for director at the annual meeting should follow separate procedures discussed in that section. Rule 14a-8 requiring the inclusion of shareholder proposals in our proxy materials does not apply to director nominations by shareholders.

Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely under our bylaws if we receive it after August 17, 2012, and will not be placed on the agenda for the 2013 annual meeting.

Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary at our principal executive offices, at 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors. Commercial advertisements or other forms of solicitation will not be forwarded.

Hennessy does not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors would attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All directors except Charles W. Bennett attended the 2011 annual meeting.

ANNUAL REPORT

A copy of our annual report on Form 10-K for the fiscal year ended September 30, 2011 accompanies this proxy statement. The Form 10-K is posted on our Web site at www.hennessyadvisors.com. Information regarding the assumptions made in valuing the stock awards contained in the footnotes to the financial statements in the Form 10-K is incorporated by reference into this proxy statement. We will provide a copy of this Form 10-K without exhibits to each person who is a record or beneficial holder of shares of common stock on the record date for the annual meeting. We will provide a copy of the exhibits without charge to each person who is a record or beneficial holder of shares of common stock on the record date for the annual meeting who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Teresa M. Nilsen, at our principal executive offices, at 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

Pursuant to the rules of the Securities Exchange Act of 1934, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report on Form 10-K and proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report on Form 10-K and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by writing to Teresa M. Nilsen, at our principal executive offices, at 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by Hennessy Advisors, Inc. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

PLEASE SPECIFY YOUR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

By Order of the Board of Directors,

/s/ Teresa M. Nilsen
Teresa M. Nilsen, Secretary

December 15, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

HENNESSY ADVISORS, INC.

06967

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEM 2. WE RECOMMEND A VOTE “FOR” THE DIRECTORS AND ITEM 2.

Please mark your votes as indicated in this example X

1. ELECTION OF DIRECTORS

FOR ALL

WITHHOLD FOR ALL

FOR ALL EXCEPT

(See instructions below)

FOR

AGAINST

ABSTAIN

Nominees:

01 Neil J. Hennessy

06 Brian A. Hennessy

2. Ratify the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors, Inc. for 2012.

02 Teresa M. Nilsen

07 Rodger Offenbach

03 Daniel B. Steadman

08 Daniel G. Libarle

04 Charles W. Bennett

09 Thomas L. Seavey

05 Henry Hansel

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature

Date

You can now access your Hennessy Advisors, Inc. account online.

Access your Hennessy Advisors, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Hennessy Advisors, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View payment history for dividends

View certificate history

Make address changes

View book-entry information

Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2012 Meeting of stockholders.

The Proxy Statement and the 2011 Annual Report to Stockholders are available at:

www.hennessyadvisors.com/proxy.htm

FOLD AND DETACH HERE

PROXY

HENNESSY ADVISORS, INC.

2012 Meeting of Stockholders – January 19, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hennessy Advisors, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business, including cumulating votes in favor of the number of nominees named in the accompanying proxy statement as they may, in their discretion, determine is required to elect the maximum number of nominees named therein, as may properly come before the 2012 Meeting of Stockholders of the company to be held January 19, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side) 06967